Exhibit 28 (d) (2) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

6/29/20 – Name changed to Federated Hermes Global Allocation Fund

12/12/12 – Fund name changed to Federated Global Allocation Fund

1/31/11 – Fund name changed to Federated Asset Allocation Fund

Federated Stock and Bond Fund

SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made as of June 1, 2008 between FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., a Delaware business Trust located in New York, New York (hereinafter referred to as "Adviser") and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust located in Pittsburgh, Pennsylvania (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

That the parties hereto, intending to be legally bound hereby agree as follows:

1.       Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to Federated Stock and Bond Fund ("Fund") such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund, which may be offered in one or more classes of shares ("Classes"). Both Adviser and Sub-Adviser are registered as investment advisers under the Investment Advisers Act of 1940.

2.       For its services under this Agreement for the Fund, Sub-Adviser shall receive from Adviser a Sub-Advisory Fee equal to [     ] of the fixed income portion of the average daily net assets of the Fund. The Sub-Advisory Fee shall be accrued Daily, and paid Daily as set forth in the primary Investment Advisory Contract dated August 17, 2007.

The Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation for the Fund (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Fund, voluntarily declare to be effective.

3.       This Agreement shall begin for the Fund on the date first above written and shall continue in effect for the Fund for two years from the that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Fund) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

4.       Notwithstanding any provision in this Agreement, it may be terminated for the Fund at any time without the payment of any penalty: (a) by the Directors of the Fund or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 (“Act”) of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to this Agreement.

5.       This Agreement shall automatically terminate:

(a)       in the event of its assignment (as defined in the Act); or

(b)       in the event of termination of the Investment Advisory Contract for any reason whatsoever.

6.       So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Directors of the Fund pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 7 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to the Fund by reason of the provisions of this Paragraph 6.

7.       This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Directors of the Fund, including a majority of Directors who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

8.       The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

9.       Sub-Adviser agrees to maintain the security and confidentiality of nonpublic personal information (“NPI”) of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Adviser’s obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

10.       Adviser and Sub-Adviser agree that as between Adviser and Sub-Adviser, Adviser shall be solely responsible for the allocation of the Fund’s investment portfolio between the equity portion to be managed by Adviser and the fixed income portion to be managed by Sub-Adviser. Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, damages, losses and expenses resulting from such allocation decisions and incurred by or asserted against by Sub-Adviser, including reasonable attorneys fees and legal expenses of investigating or defending against any such claims.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first above written.

Federated Global Investment Management Corp.

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President and CEO

Federated Investment Management Company

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President and CEO

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, dated as of June 1, 2017, that Federated Global Allocation Fund, a business trust duly organized under the laws of the Commonwealth of Massachusetts (the “Trust”), does hereby nominate, constitute and appoint Federated Investment Management Company, a statutory trust duly organized under the laws of the state of Delaware (the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios of the Trust for which the Sub-Adviser provides advisory services and acts as sub-investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Trust in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Sub-Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Sub-Adviser as sub-investment adviser of each Fund under that certain subadvisory agreement dated June 1, 2008 by and between the Sub-Adviser and the Trust (such subadvisory agreement, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Subadvisory Agreement").

The Sub-Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Sub-Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though the Sub-Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Subadvisory Agreement, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Sub-Adviser under the terms of the Subadvisory Agreement or (iii) exonerate, relieve or release the Sub-Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Sub-Adviser (x) under the terms of the Subadvisory Agreement or (y) at law, or in equity, for the performance of its duties as the sub-investment adviser of any of the Funds.

The Trust hereby agrees to indemnify and save harmless the Sub-Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Sub-Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Sub-Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Sub-Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

Any person, partnership, corporation or other legal entity dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Sub-Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Trust.

Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Sub-Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Sub-Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Sub-Adviser pursuant to the power or authority granted to the Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Sub-Adviser was acting pursuant to the authority granted hereunder.

The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Sub-Adviser shall be bound to inquire into the Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Subadvisory Agreement between the Trust and the Sub-Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Sub-Adviser has received actual notice of such revocation or termination in writing from the Trust.

This Limited Power of Attorney constitutes the entire agreement between the Trust and the Sub-Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Trust and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. § 5603(k). The authority granted to the Sub-Adviser by this Limited Power of Attorney may be delegated by the Sub-Adviser to one or more successor agents or subadvisors, or to other persons the Sub-Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Sub-Adviser will execute sufficient counterparts so that the Sub-Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Global Allocation Fund

By:/s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Accepted and agreed to this June 1, 2017

Federated Investment Management Company

By:/s/ John B. Fisher

Name: John B. Fisher

Title: President